UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

HOKU SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)

1288 Ala Moana Blvd, Suite 220 Honolulu, Hawaii		96814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

Change Order Number 3 to Engineering, Procurement and Construction Management Contract with Stone & Webster, Inc.

On August 7, 2007, Hoku Materials, Inc., a wholly-owned subsidiary of Hoku Scientific, Inc., entered into a Engineering, Procurement and Construction Management Contract with Stone & Webster, Inc., or S&W, a subsidiary of The Shaw Group Inc., for engineering, procurement, and construction management services for the construction of our polysilicon production plant, which was amended in October 2007 by Change Order No. 1, and again in April 2008 by Change Order Number 2, which are collectively the Engineering Agreement.  Under the Engineering Agreement, S&W would provide the engineering services to complete the design and plan for construction of a polysilicon plant with production capacity of 3,500 metric tons per year, along with procurement and construction management services.  S&W would be paid on a time and materials basis plus a fee for its services and incentives if certain schedule and cost targets are met. The target cost for the services to be provided under the Engineering Agreement was $50 million, plus up to $5.0 million of incentives that would be payable if certain cost and schedule milestones were achieved.

On February 19, 2009, we and S&W agreed to Change Order Number 3 under the Engineering Agreement, or Change Order 3, to, among other things: (i) increase the rated polysilicon production capacity of our planned facility to up to 4,000 metric tons per year; (ii) eliminate construction management services from S&W’s scope of work; (iii) confirm the suspension of detailed engineering services for our planned trichlorosilane production plant until April 2009; (iv) remove $5 million of incentives that may have been payable if certain cost and schedule milestones are achieved; and (v) allocate based on specific dates up to an aggregate of $1 million of liquidated damages that S&W would pay to us if engineering deliverables are not provided to us on or before such dates.  S&W may not be required to pay liquidated damages if S&W fails to meet a deliverable date because we or our other contractors cause any delays, or request changes to the work that increase the time for completion, or if force majeure causes any delays.

The target cost for the services to be provided under the Engineering Agreement, as modified by Change Order 3, is unchanged at $50 million, and the $5.0 million of incentives that may have been payable are eliminated.  Pursuant to the Engineering Agreement, S&W is not guaranteeing that the target cost will be met, and we are obligated to pay for S&W's services regardless of whether this cost target is ultimately achieved.

Change Order 3 will be filed with our Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 24, 2009

Hoku Scientific, Inc.

By:	/s/ DUSTIN SHINDO
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer